Exhibit 10.3
AMENDMENT TO
CASH-SETTLED PERFORMANCE UNIT AWARD AGREEMENT
UNDER
PATTERSON-UTI ENERGY, INC. 2005 LONG-TERM INCENTIVE PLAN
     This Amendment (this “Amendment”) to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan Cash-Settled Performance Unit Award Agreement (the “Agreement”) between Patterson-UTI Energy, Inc. (the “Company”) and                      (the “Grantee”) that became effective as of April 1, 2009 (the “Date of Award”) is executed by the Company and the Grantee on this 30th day of April, 2010, to be effective as of the Date of Award.
W I T N E S S E T H:
     Whereas, pursuant to the terms and conditions of the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan, as amended (the “Plan,” which is incorporated in this Amendment by reference), the Compensation Committee of the Board of Directors of the Company awarded the Grantee a performance unit award (the “Award”) effective as of the Date of Award on the terms and conditions as set forth in the Agreement;
     Whereas, pursuant to the terms and conditions of the Plan and the Agreement, the Company and the Grantee may amend the Agreement;
     Whereas, the Award provides the Grantee an opportunity to earn a cash payment based upon the Company’s total stockholder return for the Performance Period (as that term is defined in the Agreement) as compared with the total stockholder returns of the Peer Index Companies (as that term is defined in the Agreement);
     Whereas, the Peer Index Companies, as defined in the Agreement, did not include all of the companies as intended by the Company;
     Whereas, the Company and the Grantee desire to amend the Agreement as hereinafter provided;
     Now, Therefore, effective as of the Date of the Award, the Company and the Grantee agree that Section 1.1 of the Agreement is hereby amended and restated in its entirety to provide as follows:
1.1	General Performance Criteria. The Award provides the Grantee an opportunity to earn a cash payment based upon the Company’s total stockholder return for the Performance Period (as that term is defined below) as compared with the total stockholder returns of National-Oilwell Varco, Inc., Transocean LTD, Smith International, Inc., Weatherford International Ltd., Nabors Industries Ltd., BJ Services Company, FMC Technologies, Inc., Diamond Offshore Drilling, Inc., Noble Corporation, ENSCO International Incorporated, Pride International Inc., Rowan Companies, Inc., Helmerich & Payne, Inc. and Cameron International Corp., as such group of companies may be adjusted pursuant to

Section 1.5 (the “Peer Index Companies”) for such period. Total shareholder return for the Company will be measured based on $100 invested in the Company’s common stock on the first day of the Performance Period, with dividends reinvested.
     This Amendment shall be binding on each party hereto only when it has been executed by both the Company and the Grantee, and when so executed be and become effective as set forth herein.
     All references to “Agreement” contained in the Agreement shall be deemed to be a reference to the Agreement, as amended by this Amendment. Certain capitalized terms used herein that are not otherwise defined are defined in the Agreement and the terms defined in this Amendment shall be incorporated in the Agreement with the same meanings as set forth herein.
     The validity, interpretation, construction and enforceability of this Amendment shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws.
     Except as amended by this Amendment, the Agreement shall remain in full force and effect.
     This Amendment may be executed in one or more counterparts, and by the Company and the Grantee in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.
Signature Page to Follow

     In Witness Whereof, the Company, and the Grantee have executed this Amendment to be effective as set forth herein.

PATTERSON-UTI ENERGY, INC.

By:
Name:
Date:	Title:

	(“GRANTEE	”)

Date: